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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549


                                   FORM 8-K

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):  October 1, 1997



                                CLARK USA, INC.
            (Exact name of registrant as specified in its charter)


         Delaware                      1-13514                   43-1495734
(State or other jurisdiction   (Commission File Number)       (I.R.S. Employer
    of incorporation)                                        Identification No.)

          8182 Maryland Avenue                                   63105-3721
          St. Louis, Missouri                                    (Zip Code)
(Address of principal executive offices)


      Registrant's telephone number, including area code: (314) 854-9696



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Item 5. Other Events

     On October 1, 1997, Clark USA, Inc. (the "Company") completed certain transactions related to its capital stock. The Company, Trizec Hahn Corporation ("TrizecHahn"), Tiger Management Corporation ("Tiger") and certain affiliates of Tiger (the "Tiger Funds") reclassified all of the Class A Common Stock of the Company (the "Class A Common Stock") owned by the Tiger Funds (representing approximately 31% of the total voting power of all classes of the Company's stock) as a new class of common stock designated Class E Common Stock (the "Class E Common Stock"). TrizecHahn then purchased all of the Class E Common Stock for $7.00 per share in cash, resulting in a total purchase price of $63 million.

    The Company subsequently reclassified all of the Class E Common Stock into 63,000 shares ($1,000 Liquidation Preference Per Share) of 11 1/2% Subordinated Cumulative Exchangeable Preferred Stock, par value $0.01 per share (including any additional shares paid in lieu of cash dividends, the "Exchangeable Preferred Stock"). Dividends accrue on the Exchangeable Preferred Stock from October 1, 1997 and are payable semi-annually commencing April 1, 1998 at a rate per annum of 11 1/2% of the liquidation preference per share. Dividends may be paid, at the Company's option, on any dividend payment date occurring prior to October 1, 2002, either in cash or in additional shares of Exchangeable Preferred Stock. The Exchangeable Preferred Stock is redeemable at the Company's option, in whole or in part, at any time on or after October 1, 2002 at specified redemption prices plus accrued and unpaid dividends to the date of redemption. In addition, prior to October 1, 2000, the Company may, at its option, redeem the Exchangeable Preferred Stock, in whole or in part, with the net cash proceeds from one or more equity offerings at specified redemption prices. The Company is required, subject to certain conditions, to redeem all of the Exchangeable Preferred Stock outstanding on October 1, 2009. Subject to certain conditions the Exchangeable Preferred Stock is exchangeable, in whole or in part, into 11 1/2% subordinated Exchange Debentures due October 1, 2009. On October 1, 1997 the Exchangeable Preferred Stock was sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act.

     Also on October 1, 1997, the Company and Occidental C.O.B. Partners ("Oxy") agreed to exchange all shares of common stock of the Company owned by Oxy for an equal number of shares of a new class of convertible common stock designated as Class F Common Stock (the "Class F Common Stock") having voting rights limited as a class to the lesser of (a) the aggregate voting power of such shares on a one vote per share basis and (b) 19.9% of the total voting power of all classes of the Company's voting stock. The Class F Common Stock will be convertible at any time to Common Stock, on a one-for-one basis, at the option of any holder other than Occidental Petroleum Corporation and its affiliates. Pursuant to an existing Stockholders' Agreement between the Company and Oxy (the "Oxy Stockholders' Agreement"), the Company was obligated to issue additional shares of common stock to Oxy if the Company effected an underwritten registered public offering at less than a specified price per share. In connection with the above transaction, the Company issued to Oxy an additional 545,455 shares of Class F Common Stock in full satisfaction of the Company's obligation to issue shares under the Oxy Stockholders' Agreement.

     As a result of the above transactions, the total economic interest in the Company is held as follows: TrizecHahn 65.0%, Oxy 28.9%, Gulf Resources 5.9% and Paul D. Melnuk 0.2%. The total voting power in the Company is held as follows:
TrizecHahn 73.3%, Oxy 19.9%, Gulf Resources 6.6% and Paul D. Melnuk 0.2%.

     TrizecHahn has informed the Company that it intends to distribute to its shareholders (the "Trizec-Hahn Spinoff") all of its shares of the Company's common stock by the end of 1997. In connection with the TrizecHahn Spinoff, it is contemplated that the Company's common stock would be quoted on the Nasdaq Stock market or on a national securites exchange. However, there can be no assurance that the TrizecHahn Spinoff will be completed or that the Company's common stock will be so quoted.

     Subject to certain market conditions and other factors, the Company also may refinance its Senior Secured Zero Coupon Notes due 2000, Series A and Clark Refining & Marketing, Inc. ("Clark") 10 1/2% Senior Notes due 2001 through the issuance of new indebtedness and with available cash. The Company expects the refinancing could result

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in a net reduction of long-term debt of approximately $75 million to $100 million. There can be no assurance, however, that the Company will refinance or reduce such long-term indebtedness, or what the terms of any refinancing, if effected, would be.

     On September 25, 1997, Clark entered into a credit agreement (the "Credit Agreement") which provides for borrowings and letter of credit issuances of up to the lesser of $400 million or the amount available under a defined borrowing base calculated with respect to Clark's cash, investments, eligible receivables and hydrocarbon inventories, provided that borrowings are limited to the principal amount of $50 million. Borrowings under the Credit Agreement are secured by substantially all of Clark's cash and cash equivalents, receivables, crude oil and refined product inventories and trademarks.


Employment Agreements

     Clark has entered into employment agreements with its five senior executives (the "Executive Employment Agreements"). The Executive Employment Agreements are substantially similar to the Executive Employment Agreement of Paul D. Melnuk which is attached as an exhibit hereto. The Executive Employment Agreements have five year terms, and provide for automatic extensions on an annual basis unless 90 days notice of cancellation is given by either party. The Executive Employment Agreements provide that if a Change in Control occurs within two years prior to the scheduled expiration date, then the expiration date will be automatically extended until the second anniversary of the Change in Control date.

     The Executive Employee Agreements provide separation benefits to the employee if the employee's employment is terminated by Clark without "Cause" prior to the expiration date of the agreement. "Cause" is defined to include the employee's wilful failure to substantially perform his or her duties, wilful misconduct that materially injures Clark USA or its affiliates, or conviction of a criminal offense involving dishonesty or moral turpitude. The Executive Employment Agreements also provide that if the employee resigns for "Good Reason" prior to the expiration date of the agreement, the employee will receive separation benefits. "Good Reason" is defined to include certain demotions, reductions in compensation, and relocation.

     The separation benefits payable under the Executive Employment Agreements generally include a lump sum payment of three times (or in certain circumstances two times) annual salary and bonus, acceleration of stock option exercisability, continuation of Clark's life, medical, accident and disability arrangements for one year after termination of employment (subject to the employee's continuing to pay the employee share of the premiums), payment of the cost of job relocation counseling, and payment of legal fees in connection with termination. The Executive Employment Agreements also provide for gross-up payments to be made to the employee to cover certain penalty taxes in connection with a Change in Control.

     As used in the Executive Employment Agreements, a "Change in Control" includes certain mergers, changes of ownership, changes in the composition of the board of directors and events of liquidation with respect to Clark USA, and the disposition of Clark by Clark USA, and also includes certain change of control events relating to TrizecHahn so long as TrizecHahn continues to own at least 25% of the Company, and no other stockholder owns a greater interest in the Company than TrizecHan.

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                                 EXHIBIT INDEX

3.1   Certificate of Designations, dated October 1, 1997.

4.1 Certificate of Designations, dated October 1, 1997 (Incorporated by reference to Exhibit 3.1 filed herein).

10.1 Credit Agreement, dated as of September 25, 1997, among Clark Refining & Marketing, Inc., as Borrower, Bankers Trust Company, as Administrative Agent and Collateral Agent, The Toronto Dominion Bank, as Syndication Agent, BankBoston, N.A., as Documentation Agent, and the other financial institutions party thereto (Incorporated by reference to Exhibit 10.1 filed with Clark Refining & Marketing, Inc. Current Report on Form 8-K, dated October 1, 1997).

10.2  Employment Agreement of Paul D. Melnuk (Incorporated by reference to
      Exhibit 10.2 filed with Clark Refining & Marketing, Inc. Current Report on Form 8-K, dated October 1, 1997).

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  October 7, 1997                 CLARK USA, INC.




                                        By:  /s/ Dennis R. Eichholz
                                             ----------------------
                                             Dennis R. Eichholz
                                             Controller and Treasurer